                                                                     EXHIBIT 11

                      AMERICAN MEDICAL HOLDINGS, INC.
                    COMPUTATIONS OF EARNINGS PER SHARE
               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

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
                                             THREE MONTHS ENDED       SIX MONTHS ENDED
                                                FEBRUARY 28,             FEBRUARY 28,
                                            --------------------     -------------------
                                              1995         1994        1995        1994
                                            --------     -------     -------     -------
SIMPLE
       Net income (loss)                    $(24,839)    $24,277     $(1,793)    $40,790
                                            ========     =======     =======     =======
       Average outstanding shares             77,647      77,058      77,607      76,998
                                            ========     =======     =======     =======
       Simple net income (loss) per share   $  (0.32)    $  0.32     $ (0.02)    $  0.53
                                            ========     =======     =======     =======
PRIMARY
       Net income (loss)                    $(24,839)    $24,277    $ (1,793)    $40,790
       Adjustment for interest on
          debentures, net of tax                  72          72         146         143
                                            --------     -------     -------     -------
       Net income (loss) for primary        $(24,767)    $24,349    $ (1,647)    $40,933
                                            ========     =======     =======     =======
       Average outstanding shares             77,647      77,058      77,607      76,998
       Common stock equivalents assuming
         exercise of stock options             1,907       1,833       1,866       1,698
       Common stock equivalents assuming
         conversion of debentures                186         210         186         210
                                            --------     -------     -------     -------
       Shares for primary                     79,740      79,101      79,659      78,906
                                            ========     =======     =======     =======
       Primary net income (loss) per share  $  (0.31)(1) $  0.31(1)  $ (0.02)(1) $  0.52(1)
                                            ========     =======     =======     =======

FULLY-DILUTED
       Net income (loss) for primary        $(24,767)    $24,349     $(1,647)    $40,933
       Adjustment for interest on
         debentures, net of tax                  154         133         307         266
                                            --------     -------     -------     -------
       Net income (loss) for fully-diluted  $(24,613)    $24,482     $(1,340)    $41,199
                                            ========     =======     =======     =======

       Shares for primary                     79,740      79,101      79,659      78,906
       Common stock equivalents
         assuming additional conversion
         of debentures and exercise of
         stock options                           416         414         457         573
                                            --------     -------     -------     -------
       Shares for fully-diluted               80,156      79,515      80,116      79,479
                                            ========     =======     =======     =======
       Fully-diluted net income (loss)
         per share                          $  (0.31)(1) $  0.31(1)  $ (0.02)(1) $  0.52(1)
                                            ========     =======     =======     =======

____________________
(1) The calculations for primary net income per share and fully-diluted net income per share are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either no dilutive effect or the effect on dilution is not material.
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